UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 15, 2005, Irwin Financial Corporation (the "Corporation") and Irwin Home Equity Corporation ("IHE") entered into a Second Amendment to their Deferred Compensation Agreement with Elena Delgado. The Deferred Compensation Agreement represents Ms. Delgado's remaining rights to compensation resulting from the sale of her IHE shares of common stock to IHE on March 31, 2005. The Second Amendment provides Ms. Delgado an opportunity in connection with her retirement as President and Chief Executive Officer of IHE to elect a lump sum payment of all outstanding amounts due to her under the Deferred Compensation Agreement. This election is being provided to Ms. Delgado under IRS transition rules that expire on December 31, 2005. The amount remaining to be paid to Ms. Delgado under the Deferred Compensation Agreement is $8,561,855. On November 15, 2005, Ms. Delgado elected to receive a lump sum payment, which will be made on or about November 30, 2005.

     The Second Amendment and Ms. Delgado's election are filed with this report as Exhibit 99.1 and 99.2, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     c.) Exhibits

Exhibit No.	Description
99.1	Amendment No. 2 to Deferred Compensation Agreement
99.2	Election to Terminate Deferred Compensation Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: November 18, 2005	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Amendment No. 2 to Deferred Compensation Agreement
99.2	Election to Terminate Deferred Compensation Agreement